UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2009

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2009, the board of directors of Digirad Corporation, or the Company, formally approved a Commercial Lease Agreement, the Lease, with B. Young Properties, LLC for office space located at 13950 Stowe Drive, Poway, California 92064, comprising approximately 47,000 square feet of rentable space at the property.

The term of the Lease commences on March 1, 2010 and ends on February 29, 2016, unless earlier terminated as provided by the Lease. Total base rent expense from commencement through the end of the Lease term is payable in accordance with the schedule included therein, and includes a three percent annual increase in base rent on each anniversary. In addition to base rent and the payment of a security deposit, the Company will be responsible for certain costs and charges specified in the Lease, including insurance costs, real property taxes, maintenance costs and utility expenses.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

Please see disclosure set forth under “Item 1.01, Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Commercial Lease Agreement by and between Digirad Corporation and B. Young Properties, LLC, dated August 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd Clyde
Todd Clyde, Chief Executive Officer

Date: September 3, 2009

Exhibit Index

Exhibit No.	Description
10.1	Commercial Lease Agreement by and between Digirad Corporation and B. Young Properties, LLC, dated August 1, 2009.